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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 2009

                           Gateway Energy Corporation
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             (Exact name of registrant as specified in its charter)

            Delaware                 0-6404                      44-0651207
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(State or other jurisdiction of   (Commission                (I.R.S. Employer
         incorporation)           File Number)               Identification No.)

                        1415 Louisiana Street, Suite 4100
                                 Houston, Texas                    77001
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                     (Address of principal executive office)    (Zip Code)

                                 (713) 336-0844
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01     Entry into a Material Definitive Agreement

In connection with the sale of the Shipwreck/Crystal Beach Assets and the Pirates' Beach Assets (described below), which assets are collateral under Gateway Energy Corporation's (the "Company") credit agreement, on June 30, 2009 the Company entered into a First Amendment to Credit Agreement, effective June 25, 2009, which reduced the borrowing base to $1.6 million.

The Company is currently considering pledging addition available assets as collateral to restore the borrowing base to its prior level of $2.5 million or greater.

The foregoing description of the First Amendment to Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the First Amendment to Credit Agreement, a copy of which are attached as an exhibit hereto and incorporated herein by reference.

Item 2.01     Completion of Acquisition or Disposition of Assets.

On July 6, 2009, Gateway Energy Corporation announced the sale of certain offshore assets. The first involves its Shipwreck System consisting of an offshore platform and related pipelines which are primarily located in Texas state waters in the Gulf of Mexico in Galveston County, Texas and a related onshore facility known as the Crystal Beach terminal (the "Shipwreck/Crystal Beach Assets"). In a separate transaction, the Company also sold its Pirates' Beach gathering system, primarily located in Texas state waters in the Gulf of Mexico in Galveston County, Texas (the "Pirates' Beach Assets").

The Shipwreck/Crystal Beach Assets were sold to Impact Exploration & Production, LLC for consideration consisting of $200,000, payable in four quarterly installments, and the assumption of liabilities, including abandonment and retirement obligations with an effective date of June 30, 2009. As a result of this sale, the Company expects to realize a gain of approximately $425,000 during the second quarter of 2009.

The Pirates' Beach Assets were sold to Emerald Gathering and Transportation, L.L.C. for consideration consisting of $300,000, $50,000 payable at closing, with the balance payable thereafter in five monthly installments, and the assumption of liabilities, including abandonment and retirement obligations. The sale was made effective June 1, 2009. As a result of this sale, the Company expects to realize a gain of approximately $112,000 during the second quarter of 2009.

Item 8.01     Other Events.

On July 6, 2009, the Company issued a press release announcing the sale of the Shipwreck/Crystal Beach Assets and the Pirates' Beach Assets, as discussed in
Item 2.01 above. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

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Item 9.01     Financial Statements and Exhibits.

Exhibit No.         Description of Exhibit
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10.1                First Amendment to Credit Agreement, effective June 25,
                    2009, by and between the Company, Western National Bank, as Administrative Agent, and the lenders party thereto.

99.1 Press release dated July 6, 2009, announcing the closing of the sale of the Shipwreck/Crystal Beach system and Pirates' Beach gathering system.


                                                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Gateway Energy Corporation


                                            By:  /s/  Christopher M. Rasmussen
                                               --------------------------------
                                                      Christopher M. Rasmussen,
                                                      Chief Financial Officer

Date:  July 6, 2009

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                                  EXHIBIT INDEX


Exhibit No.         Description of Exhibit
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10.1                First Amendment to Credit Agreement, effective June 25,
                    2009, by and between the Company, Western National Bank, as Administrative Agent, and the lenders party thereto.

99.1 Press release dated July 6, 2009, announcing the closing of the sale of the Shipwreck/Crystal Beach system and Pirates' Beach gathering system.